UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017 (January 10, 2017)

Homeownusa
 (Exact name of registrant as specified in its charter)

Nevada	333-170035	27-1467606
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1601 Blake Street Suite 310 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	303-953-4245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2017, the Board of Directors of Homeownusa (the “Company”) appointed Fai H. Chan as Director to hold office until the next annual meeting of shareholders and until their successor is duly elected and qualified or until his resignation or removal.

Fai H. Chan
Mr. Chan is an expert in banking and finance, with years of experience in these industries. He has also restructured 35 companies in various industries and countries in the past 40 years.
Mr. Chan serves as the CEO of Singapore eDevelopment, Ltd., a limited company listed on the Catalist of the Singapore Exchange Securities Trading Limited was appointed to that role on April 28, 2014. He was appointed a director of Singapore eDevelopment, Ltd. on March 1, 2014. He is also Non-Executive Director of ASX-listed bio-technology company Holista Colltech Ltd.
From 1992 until 2015, Mr. Chan has also served as Managing Chairman of HKSE-listed Heng Fai Enterprises Limited, now known as ZH International Holdings, Ltd. He also served as director of Global Medical REIT Inc. (NYSE: GMRE) from 2013 until 2015 and as director of American Housing REIT Inc. from 2013.
Mr. Chan was also formerly (i) the Managing Director of SGX Catalist-listed SingHaiyi Group Ltd, which under his leadership, transformed from a failing store-fixed business provider with net asset value of less than S$10 million into a property trading and investment company and finally to a property development company with net asset value over S$150 million before Mr. Chan ceded controlling interest in late 2012; (ii) the Executive Chairman of China Gas Holdings Limited, a formerly failing fashion retail company listed on SEHK which, under his direction, was restructured to become one of a few large participants in the investment in and operation of city gas pipeline infrastructure in China; (iii) a director of Global Med Technologies, Inc., a medical company listed on NASDAQ engaged in the design, development, marketing and support information for management software products for healthcare-related facilities; (iv) a director of Skywest Ltd, an ASX-listed airline company; and (v) the Chairman and Director of American Pacific Bank.
In 1987, Mr. Chan acquired American Pacific Bank, a U.S. full-service commercial bank, and brought it out of bankruptcy. He recapitalized, refocused and grew the bank’s operations. Under his guidance it became a NASDAQ-listed high asset quality bank, with zero loan losses for five consecutive years before it was ultimately bought and merged into Riverview Bancorp Inc. Prior to its acquisition and merger, it was ranked #13 by the Seattle Times “Annual Northwest’s Top 100 Public Companies”, ranked #6 in Oregon state, ahead of name such as Nike, Microsoft, Costco, AT&T Wireless and Amazon.com.

On December 22, 2016, Singapore eDevelopment purchased 74,015,730 common shares of the Company from Cloudbiz International Pte., Ltd. Mr. Chan beneficially owns 56.94% of the common shares of Singapore eDevelopment, Ltd. and beneficially owns 100% of Cloudbiz International Pte. Ltd.

The board of directors appointed Mr. Chan in recognition of his abilities to assist the Company in expanding its business and the contributions they can make to the Company’s strategic direction. Mr. Chan has not yet been appointed to any board committees.

The Company has not entered into any compensation arrangements with Mr. Chan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Homeownusa
Date: January 17, 2017	By: /s/ Conn Flanigan
Conn Flanigan, Director

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